Exhibit 99.1

COMMUNICATIONS SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of Communications Systems, Inc. (“CSI” or the “Company”) as of and for the three months ended March 31, 2021, and for the years ended December 31, 2020 and 2019. The pro forma adjustments give effect to the disposal of the Electronics & Software Segment (the “E&S Segment”), which occurred on August 2, 2021. The E&S Segment was disposed of through the sale by CSI to Lantronix, Inc. pursuant to the securities purchase agreement dated April 28, 2021 of all of the issued and outstanding stock of CSI’s wholly owned subsidiary, Transition Networks, Inc., and the entire issued share capital of CSI’s wholly owned subsidiary, Transition Networks Europe Limited, which is referred to as the “E&S Sale Transaction.” The closing of the E&S Sale Transaction occurred on August 2, 2021. Collectively, Transition Networks, Inc., and Transition Networks Europe Limited are sometimes referred to as the “E&S Companies.”

At the closing of the E&S Sale Transaction, CSI received from Lantronix $24,160,474 in cash, which was based on the $25,027,566 base purchase price, as adjusted by estimate closing net working capital. This amount may be further adjusted to reflect the final closing net working capital amount.

These unaudited pro forma condensed consolidated financial statements include adjustments to reflect the following:

●	the sale of all of CSI’s interest in Transition Networks, Inc. and Transition Networks Europe Limited, which comprised substantially all the E&S Segment’s assets, liabilities, and operations;
●	$24,160,474 in cash was received by CSI at the closing of the E&S Sale Transaction; and
●	an estimate of the additional transaction costs payable and severance accruals.

The pro forma financial information reflects the accounting treatment of the E&S Segment as discontinued operations within CSI’s pro forma historical balance sheet and statement of operations. Furthermore, amounts reflected within discontinued operations reflect anticipated accounting treatment and, in some cases, are based on estimates of expected value.

The unaudited pro forma consolidated balance sheet as of March 31, 2021, is presented to reflect adjustments to CSI’s balance sheet as if the E&S Sale Transaction were completed as of March 31, 2021.

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2021, and for the years ended December 31, 2020 and 2019 are presented as if the E&S Sale Transaction were completed at the beginning of each period. The E&S Segment column in the unaudited pro forma condensed consolidated balance sheet reflects the assets and liabilities that were sold as part of the E&S Sale Transaction. The pro forma adjustments within the unaudited pro forma consolidated statements of operations reflect the operations of the E&S Segment excluding any allocation of corporate overhead. In connection with the closing of the E&S Sale Transaction, the Company accelerated the vesting of stock-based awards on August 1, 2021 and settled these awards into shares of the Company’s common stock on August 2, 2021. These stock-based awards have a total unamortized expense amount of approximately $424,000 as of March 31, 2021. No entries have been made to the pro forma statement of operations for the additional expense incurred for the acceleration of vesting.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma consolidated financial statements; and
●

the consolidated financial statements and accompanying notes of Communications Systems, Inc., contained in its Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the Securities and Exchange Commission.

The pro forma financial information is not necessarily indicative of our results of operations or financial condition if the E&S Sale Transaction had been completed as of the dates assumed. In addition, they are not necessarily indicative of our future results of operations or financial condition.

COMMUNICATIONS SYSTEMS, INC. (“CSI”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2021

	ASSETS
	CSI	E&S	Pro Forma		CSI
	Historical	Segment	Adjustments		Pro Forma
CURRENT ASSETS:
Cash and cash equivalents	$14,747,054	$(250,589)	$24,160,474	(a)	$38,656,939
Investments	693,424	-	-		693,424
Trade accounts receivable, net	8,673,414	(5,508,857)	-		3,164,557
Inventories	8,218,822	(8,090,248)	-		128,574
Other current assets	1,330,487	(450,796)	-		879,691
TOTAL CURRENT ASSETS	33,663,201	(14,300,490)	24,160,474		43,523,185

PROPERTY, PLANT AND EQUIPMENT, net	7,088,892	(161,038)	-		6,927,854
OTHER ASSETS:
Investments	7,064,665	-	-		7,064,665
Goodwill	2,086,393	-	-		2,086,393
Operating lease right of use asset	362,812	(109,369)	-		253,443
Intangible assets, net	2,661,541	-	-		2,661,541
Other assets, net	180,734	-	-		180,734
TOTAL OTHER ASSETS	12,356,145	(109,369)	-		12,246,776
TOTAL ASSETS	$53,108,238	$(14,570,897)	$24,160,474		$62,697,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,685,775	$(1,871,815)	$-		$813,960
Accrued compensation and benefits	1,776,982	(886,498)	1,500,000	(b)	2,390,484
Operating lease liability	217,133	(88,027)	-		129,106
Other accrued liabilities	1,440,107	(1,170,071)	1,370,000	(b)	1,640,036
Income taxes payable	2,225	-	-		2,225
Dividends payable	5,387	-	-		5,387
Deferred revenue	589,444	-	-		589,444
TOTAL CURRENT LIABILITIES	6,717,053	(4,016,411)	2,870,000		5,570,642
LONG TERM LIABILITIES:
Long-term compensation plans	142,835	-	-		142,835
Operating lease liability	140,105	(7,487)	-		132,618
Deferred revenue	386,314	-	-		386,314
TOTAL LONG-TERM LIABILITIES	669,254	(7,487)	-		661,767
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00 per share; 3,000,000 shares authorized; none issued
Common stock, par value $.05 per share; 30,000,000 shares authorized; 9,448,129 shares issued and outstanding	472,406	-	-		472,406
Additional paid-in capital	43,969,776	-	-		43,969,776
Retained earnings	1,948,084	(11,226,172)	21,290,474	(c)	12,012,386
Accumulated other comprehensive income (loss)	(668,335)	679,173	-		10,838
TOTAL STOCKHOLDERS’ EQUITY	45,721,931	(10,546,999)	21,290,474		56,465,406
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,108,238	$(14,570,897)	$24,160,474		$62,697,815

COMMUNICATIONS SYSTEMS, INC. (“CSI”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2021

	CSI Historical	Pro Forma Adjustments	CSI Pro Forma

Sales	$10,159,315	$(8,364,527)	$1,794,788
Cost of sales	5,942,677	(4,780,717)	1,161,960
Gross profit	4,216,638	(3,583,810)	632,828
Operating expenses:
Selling, general and administrative expenses	5,219,731	(3,011,549)	2,208,182
Acquisition-related costs	1,143,423	-	1,143,423
Total operating expenses	6,363,154	(3,011,549)	3,351,605
Operating loss from continuing operations	(2,146,516)	(572,261)	(2,718,777)
Other income (expenses):
Investment and other (expense) income	(10,855)	19,403	8,548
Interest and other expense	(2,277)	-	(2,277)
Other (expense) income, net	(13,132)	19,403	6,271

Operating loss from continuing operations before income taxes	(2,159,648)	(552,858)	(2,712,506)
Income tax expense	1,203	- (d)	1,203
Net loss from continuing operations	$(2,160,851)	$(552,858)	(2,713,709)

Basic net loss per share from continuing operations	$(0.23)		$(0.29)
Diluted net loss per share from continuing operations	$(0.23)		$(0.29)

Weighted Average Basic Shares Outstanding	9,332,589		9,332,589
Weighted Average Dilutive Shares Outstanding	9,332,589		9,332,589

COMMUNICATIONS SYSTEMS, INC. (“CSI”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	CSI Historical	Pro Forma Adjustments	CSI Pro Forma

Sales	$9,162,742	$(8,536,404)	$626,338
Cost of sales	5,425,595	(4,806,767)	618,828
Gross profit	3,737,147	(3,729,637)	7,510
Operating expenses:
Selling, general and administrative expenses	4,960,890	(3,346,402)	1,614,488
Total operating expenses	4,960,890	(3,346,402)	1,614,488
Operating loss from continuing operations	(1,223,743)	(383,235)	(1,606,978)
Other income (expenses):
Investment and other (expense) income	111,757	(14,067)	97,690
Gain on sale of assets	308,403	-	308,403
Interest and other expense	(9,593)	-	(9,593)
Other (expense) income, net	410,567	(14,067)	396,500

Operating loss from continuing operations before income taxes	(813,176)	(397,302)	(1,210,478)
Income tax benefit	(4,457)	- (d)	(4,457)
Net loss from continuing operations	$(808,719)	$(397,302)	$(1,206,021)

Basic net loss per share from continuing operations	$(0.09)		$(0.13)
Diluted net loss per share from continuing operations	$(0.09)		$(0.13)

Weighted Average Basic Shares Outstanding	9,265,590		9,265,590
Weighted Average Dilutive Shares Outstanding	9,265,590		9,265,590

COMMUNICATIONS SYSTEMS, INC. (“CSI”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	CSI Historical	Pro Forma Adjustments		CSI Pro Forma

Sales	$42,575,546		$(34,495,984)	$8,079,562
Cost of sales	25,369,118		(19,606,468)	5,762,650
Gross profit	17,206,428		(14,889,516)	2,316,912
Operating expenses:
Selling, general and administrative expenses	19,218,922		(11,959,314)	7,259,608
Acquisition-related costs	684,856		-	684,856
Total operating expenses	19,903,778		(11,959,314)	7,944,464
Operating loss from continuing operations	(2,697,350)		(2,930,202)	(5,627,552)
Other income (expenses):
Investment and other (expense) income	661,754		10,289	672,043
Gain on sale of assets	288,778		(209)	288,569
Interest and other expense	(28,514)		-	(28,514)
Other income, net	922,018		10,080	932,098

Operating loss from continuing operations before income taxes	(1,775,332)		(2,920,122)	(4,695,454)
Income tax expense	20,342		- (d)	20,342
Net loss from continuing operations	$(1,795,674)		$(2,920,122)	$(4,715,796)

Basic net loss per share from continuing operations	$(0.19)	$		$(0.51)
Diluted net loss per share from continuing operations	$(0.19)	$		$(0.51)

Weighted Average Basic Shares Outstanding	9,322,672			9,322,672
Weighted Average Dilutive Shares Outstanding	9,322,672			9,322,672

COMMUNICATIONS SYSTEMS, INC. (“CSI”)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	CSI Historical	Pro Forma Adjustments	CSI Pro Forma

Sales	$50,906,179	$(47,007,077)	$3,899,102
Cost of sales	28,720,367	(25,613,718)	3,106,649
Gross profit	22,185,812	(21,393,359)	792,453
Operating expenses:
Selling, general and administrative expenses	22,176,598	(15,457,434)	6,719,164
Total operating expenses	22,176,598	(15,457,434)	6,719,164
Operating income (loss) from continuing operations	9,214	(5,935,925)	(5,926,711)
Other income (expenses):
Investment and other (expense) income	284,944	(3,478)	281,466
Gain on sale of assets	(20,368)	10,433	(9,935)
Interest and other expense	(38,440)	-	(38,440)
Other income, net	226,136	6,955	233,091

Operating income (loss) from continuing operations before income taxes	235,350	(5,928,970)	(5,693,620)
Income tax benefit	(15,269)	- (d)	(15,269)
Net income (loss) from continuing operations	$250,619	$(5,928,970)	$(5,678,351)

Basic net income (loss) per share from continuing operations	$0.03		$(0.61)
Diluted net income (loss) per share from continuing operations	$0.03		$(0.61)

Weighted Average Basic Shares Outstanding	9,272,259		9,272,259
Weighted Average Dilutive Shares Outstanding	9,337,422		9,272,259

Communications Systems, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)

Reflects the $24,160,474 in cash received by CSI at the closing of the E&S Sale Transaction. The initial consideration was based on the $25,027,566 base purchase price, as adjusted by estimated closing net working capital. This amount may be further adjusted to reflect the final closing net working capital amount. Any potential additional adjustments to the purchase price relating to the final closing net working capital amount is not included within the pro forma cash adjustment.

In addition to the base purchase price, Lantronix will pay to CSI, if earned, earnout payments of up to $7.0 million, payable following two successive 180-day intervals after the closing of the E&S Sale Transaction based on revenue targets for the business of the E&S Companies as specified in the securities purchase agreement, subject to certain adjustments and allocations as further described in the securities purchase agreement. Any potential proceeds related to the earn out are not included within the pro forma cash adjustment.

(b)

Reflects estimated costs incurred by the Company directly attributable to the E&S Sale Transaction that are not yet reflected on the balance sheet as of March 31, 2021. These amounts are not included in the pro forma condensed consolidated statements of operations as these costs are considered to be nonrecurring in nature.

(c)	Reflects the equity impact of assets and liabilities recorded as the result of the E&S Sale Transaction.

(d)	No tax effects of pro forma adjustments have been recorded due to the extent of the Company’s tax loss carryforwards reduced by valuation allowances.